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                              STAFF BUILDERS, INC.

                             1993 STOCK OPTION PLAN


                                             [Date]

To the Person Named as
 Optionee on Schedule A
 to this Agreement

     Re:  Grant of Qualifying Stock Options
          to Purchase Shares of the Common
          Stock of Staff Builders, Inc.
          ------------------------------------

Dear Optionee:

     You and Staff Builders, Inc., a Delaware corporation (the "Corporation"), hereby agree as follows:

     1. REFERENCE. This is the Stock Option Agreement referred to in Section 7(k) of the Corporation's 1993 Stock Option Plan (the "Plan"). The stock option this Agreement grants is an Incentive Stock Option, as set forth in Section 5 below. This Agreement incorporates all terms, conditions and provisions of the Plan.
     2. STOCK OPTION. The Corporation hereby grants to the Optionee the option (the "Stock Option") to purchase that number of shares of Class A Common Stock of the Corporation, par value $.01 per share, set forth on Schedule A. The Corporation will issue these shares as fully paid and nonassessable shares upon the Optionee's exercise of the Stock Option. The Optionee may exercise the Stock Option in accordance with this Agreement any time prior to the tenth anniversary of the date of grant of the Stock Option evidenced by this Agreement, unless earlier terminated according to the terms of this Agreement. Schedule A sets forth the date or dates after which the Optionee may exercise all or part of the Stock Option, subject to the provisions of the Plan.

     3. EXERCISE OF STOCK OPTION. The Optionee may exercise the Stock Option in whole or in part by written notice delivered to the Corporation in the form of Schedule B to this Agreement. If exercisable Stock Options as to 100 or more shares are held by an Optionee, then such Stock Options may not be exercised for fewer than 100 shares at any one time, and if

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exercisable Stock Options for fewer than 100 shares are held by an Optionee, then Stock Options for all such shares must be exercised at one time. The Optionee shall enclose with each such notice payment by cash or by valid check in an amount equal to the number of shares as to which his exercise is made, multiplied by the option price therefor; PROVIDED, HOWEVER, that if the Committee appointed by the Board of Directors pursuant to Section 2 of the Plan shall, in its sole discretion, approve, payment upon exercise of the Stock Option in whole or in part may be made by surrender to the Corporation in due form for transfer of shares of Class A Common Stock of the Corporation. In the case of payment in the Corporation's Class A Common Stock, such stock shall be valued at its Fair Market Value (as defined in Section 7(b) of the Plan) as of the date of surrender of the stock.

     4. PURCHASE PRICE. The option price per share shall be that set forth on Schedule A.

     5. NO RIGHTS IN OPTION STOCK. Optionee shall have no rights as a stockholder in respect of any shares subject to the Stock Option unless and until Optionee has exercised the Stock Option in complete accordance with the terms hereof, and shall have no rights with respect to shares not expressly conferred by this Agreement.

     6. SHARES RESERVED. The Corporation shall at all times during the term of this Agreement reserve and keep available such number of shares of Class A Common Stock as will be sufficient to satisfy the requirements of this Agreement, and shall pay all original issue taxes on the exercise of the Stock Option, and all other fees and expenses necessarily incurred by the Corporation in connection therewith.

     7. NONASSIGNABILITY. The Stock Option and this Agreement shall not be encumbered, disposed of, assigned or transferred in whole or part, except by will or by the laws of descent and distribution. Except as described in the Plan, the Optionee alone may exercise the Stock Option. All Shares purchased pursuant to this Agreement shall be purchased for investment by the Optionee.

     8. EFFECT UPON EMPLOYMENT. Nothing in this Agreement shall confer on the Optionee any right to continue in the employment of the Corporation or shall interfere in any way with the right of the Corporation to terminate Optionee's employment at any time.

     9. SUCCESSORS. This agreement shall be binding upon any successor of the Corporation.

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     In order to indicate your acceptance of the Stock Option on the above terms and conditions, kindly sign the enclosed copy of this letter agreement and return it to the Corporation.

                                        STAFF BUILDERS, INC.


                                        By____________________________
                                              [Officer]

Accepted and Agreed to:

_______________________________



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                                                                 SCHEDULE A




                               QUALIFYING STOCK OPTIONS




Date of Grant:

Name of Optionee:

Number of Shares as to
which the Option is Granted:

Option Price per Share:

Exercisability of Options:

                   Number of Share               Date after which the
                   as to which the              Option is Exercisable
                Optionee May Exercise            (anniversaries refer
                 the Option Granted              to the Date of Grant
                       Hereby                    of the Stock Option)
                ---------------------            ---------------------



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                                                                      SCHEDULE B



                         NOTICE OF ELECTION TO EXERCISE


Staff Builders, Inc.
[ADDRESS]



ATTENTION:

Gentlemen:

     I hereby irrevocably elect to exercise the Stock Option held by me under the 1993 Stock Option Plan of Staff Builders, Inc. (the "Corporation") to purchase shares of the Class A Common Stock, par value $.01 per share, of the Corporation at an option price of $_______ per share.

     Enclosed is a check, payable to the order of the Corporation, in the amount of $________ .

     A completed Exercise of Stock Option Payment Remittance Form is attached.

     Please instruct [                         ], Transfer Agent, to issue ____
    certificate(s) for ______ shares each and, if applicable, a separate certificate for the remaining _________ shares in my name as shown below. The following address is for the records of the Transfer Agent for mailing stockholder communications:

                     _______________________________________
                                      Name

                     _______________________________________
                              Taxpayer I.D. Number
                     (i.e. Social Security/Insurance Number)

                     _______________________________________
                                Number and Street

                     _______________________________________
                           City     State    Zip Code


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Please forward the certificate(s) to me at the following address:

                     _______________________________________
                                Number and Street

                     _______________________________________
                           City     State    Zip Code

     This election incorporates, and is subject to, all terms and conditions of the Plan and my Stock Option Agreement with the Corporation. The Stock Option I am exercising is stated to be:

     [Check one]    (   )     Incentive Stock Option
          (   )     Nonqualifying Stock Option


     I am acquiring the foregoing shares for investment purposes only, and not with a view to their sale or distribution.


Dated:___________________________

                                   ___________________________
                                   Signature


                                   ___________________________
                                   Print Name


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                                                                    Schedule B-1

                              STAFF BUILDERS, INC.

                                      1993
                                STOCK OPTION PLAN

     Exercise of Stock Option Payment Remittance Form

     In fulfillment of the accompanying Notice of Election to Exercise, which advises you of my intention to exercise options to purchase _________ shares of
Staff Builders, Inc. Class A Common Stock at an option price of $          per
share, for a total purchase price of $          , I enclose in full payment of
the purchase price:

     bank check in the amount of . . . . . . . . . . . . $_________
     made payable to Staff Builders, Inc.




Dated:_______________________      ________________________
                              Signature
(     )   Incentive Stock Option
(     )   Nonqualifying Stock Option         ______________________
                                                    Type Name